EXHIBIT 99.1

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES EXTENSION OF STOCK REPURCHASE PROGRAM

Richmond, IN – May 16, 2024 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (the "Company"), the parent company of First Bank Richmond, today announced that its Board of Directors (the "Board") extended the Company's current stock repurchase program, scheduled to expire on June 6, 2024, for an additional year, now set to expire on June 6, 2025. As of May 15, 2024, 723,195 shares remained available for future purchase under the existing stock repurchase program. Since the stock repurchase program's inception through May 15, 2024, the Company has repurchased 782,840 shares at an aggregate cost of $8.8 million.

Garry Kleer, the Company's Chairman, President and Chief Executive Officer, commented, "The Board's decision to extend our existing stock repurchase program underscores our collective confidence in the future of the Company, particularly considering what we perceive to be an undervaluation of our common stock. Despite the continued turbulence and uncertainty in the banking sector, the Company's financial condition and operations remain solid given our strong liquidity and capital position, our community-based deposit franchise and our high-quality loan and lease portfolio."

The Board also authorized management to enter into a trading plan with Keefe, Bruyette & Woods, Inc. in accordance with Rule 10b5-1 of the Exchange Act, to facilitate repurchases of its common stock pursuant to the above-mentioned stock repurchase program (the "Rule 10b5-1 plan"). The Rule 10b5-1 plan allows the Company to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Under the Rule 10b5-1 plan, Keefe, Bruyette & Woods, Inc. will have the authority, subject to the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Exchange Act, to repurchase shares on the Company's behalf.

The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 plan, price, general business and market conditions, and alternative investment opportunities. The share repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Forward-Looking Statements

Statements in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to Richmond Mutual Bancorporation, Inc.'s (the "Company") financial condition, results of operations, plans, objectives, future performance or business and ability to continue paying dividends. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, but the absence of these words does not mean that a statement is not forward-looking. By their nature, forward-looking statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include the future earnings and capital levels of First Bank Richmond, which could affect the ability of the Company to pay dividends in accordance with its dividend policies, general economic conditions as well as those within our industry, and numerous other factors identified in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – which are available at www.firstbankrichmond.com in the "Investor Relations" section and on the SEC's website at www.sec.gov.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts
Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Bradley M. Glover, Senior Vice President/Chief Financial Officer
(765) 962-2581